MORTON & COMPANY                                    Suite 1200 - 750 West Pender
CORPORATE AND SECURITIES LAWYERS                                          Street
A Partnership of Law Corporations                Vancouver, British Columbia V6C
                                                                             2T8
                                                                        Website:
                                                      http://www.mortonandco.com
                                                      Telephone:  (604) 681-1194
                                                     Facsimile:   (604) 681-9652
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                                                      EMail: elm@mortonandco.com


Our File No.:     4147.000

June 23, 2005

American Goldrush Corporation
1155 West Pender Street, Suite 708
Vancouver, BC  V6E 2P4

Dear Sirs:

 RE:    AMERICAN GOLDRUSH CORPORATION  - REGISTRATION STATEMENT ON FORM S-8
        ------------------------------------------------------------------------

We have acted as Canadian counsel to American Goldrush Corporation, a Canadian federal corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 5,000,000 common shares in the capital stock of the Company (the "Shares") under the Company's 2005 Stock Option Plan (the "Plan").

We have made, or caused to be made, such searches and investigations, considered such matters of law and reviewed such other documents and instruments as we have considered relevant and necessary for the purpose of this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or conformed copies or as photostatic copies, facsimile transmissions or electronic correspondence. We have not undertaken any independent investigations to verify the accuracy or completeness of these assumptions.

We have made no investigation of the laws of any jurisdiction other than, and the opinions hereinafter expressed are confined to, the federal laws of Canada (the "Laws"). This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Articles of Incorporation of the Company as amended; (ii) the Bylaws of the Company as in effect on the date hereof and at the time of the adoption of the resolutions by the Board of Directors approving the Plan; (iii) certain resolutions of the Board of Directors of the Company; (iv) the Plan and form of option grant agreement thereunder; and (v) such other documents and records as we have deemed necessary and relevant for purposes hereof.

Based on such review, we are of the opinion that, upon the sale and issuance of the Shares (and the consideration therefor received) in accordance with the provisions of option agreements duly authorized under the Plan, and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the "Commission") as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Yours truly,
MORTON & COMPANY

/s/ Morton & Company